Exhibit 99.2

First Guaranty Bancshares, Inc.

Certification of Chief Financial Officer Pursuant to Section 111(b)(4) of the Emergency Economic Stabilization Act of 2008

I, Michele E. LoBianco, certify, based on my knowledge, that:

(i) The compensation committee of First Guaranty Bancshares, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to First Guaranty Bancshares, Inc.;

(ii) The compensation committee of First Guaranty Bancshares, Inc. has identified and limited during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Guaranty Bancshares, Inc. and identified any features in the employee compensation plans that pose risks to First Guaranty Bancshares, Inc. and limited those features to ensure that First Guaranty Bancshares, Inc. is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of First Guaranty Bancshares, Inc. to enhance the compensation of an employee and has limited those features;

(iv) The compensation committee of First Guaranty Bancshares, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of First Guaranty Bancshares, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Guaranty Bancshares, Inc.; (B) Employee compensation plans that unnecessarily expose First Guaranty Bancshares, Inc. to risks; and (C) Employee compensation plans that could encourage the manipulation of reported earnings of First Guaranty Bancshares, Inc. to enhance the compensation of an employee;

(vi) First Guaranty Bancshares, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and the twenty next most highly compensated employees be subject to a recovery or ‘‘clawback’’ provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) First Guaranty Bancshares, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date;

(viii) First Guaranty Bancshares, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date;

(ix) The board of directors of First Guaranty Bancshares, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and First Guaranty Bancshares, Inc. and its employees have complied with this policy during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x) First Guaranty Bancshares, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date;

(xi) First Guaranty Bancshares, Inc. will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xii) First Guaranty Bancshares, Inc. will disclose whether First Guaranty Bancshares, Inc., the board of directors of First Guaranty Bancshares, Inc., or the compensation committee of First Guaranty Bancshares, Inc. has engaged during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date, a compensation consultant, and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) First Guaranty Bancshares, Inc. has prohibited the payment of any grossups, as defined in the regulations and established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between First Guaranty Bancshares, Inc. and Treasury or June 15, 2009 and ending with the last day of First Guaranty Bancshares, Inc.’s fiscal year containing that date;

(xiv) First Guaranty Bancshares, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Guaranty Bancshares, Inc. and Treasury, including any amendments;

(xv) First Guaranty Bancshares, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001.)

Date:      March 31, 2010                                                      /s/ Michele E. LoBianco
Michele E. LoBianco,
Chief Financial Officer